Exhibit 5.1

September 16, 2010

The Board of Directors
BE Aerospace, Inc.
1400 Corporate Center Way

Wellington, Florida 33414

BE Aerospace, Inc.

Ladies and Gentlemen:

We have acted as counsel to BE Aerospace, Inc., a Delaware corporation (the “Company”), in connection with (i) the purchase and sale of $650,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2020 (the “Notes”), pursuant to the Underwriting Agreement, dated September 13, 2010 (the “Underwriting Agreement”), between the Company and the underwriters; (ii) the preparation and filing of a shelf registration statement on Form S-3ASR (File No. 333-169327) (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on September 13, 2010; (iii) the preparation and filing with the Commission of the prospectus, dated September 13, 2010, contained in the Registration Statement (the prospectus, including the documents incorporated by reference therein, being hereinafter referred to as the “Base Prospectus”), the preliminary prospectus supplement, dated September 13, 2010, with respect to the Notes, including the Base Prospectus, and all documents incorporated or deemed incorporated therein by reference (in the form in which it was filed with the Commission pursuant to Rule 424(b), the “Preliminary Prospectus”), the pricing term sheet, dated September 13, 2010, relating to the Notes in the form filed with the Commission pursuant to Rule 433 under the Securities Act (the “Pricing Term Sheet”) and the final prospectus supplement, dated September 13, 2010, with respect to the Notes including the Base Prospectus, and all documents incorporated or deemed incorporated therein by reference (in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, the “Final Prospectus”).

The Notes have been issued pursuant to an indenture, dated as of July 1, 2008, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of July 1, 2008, between the Company and the Trustee, and as further supplemented by a second supplemental indenture, dated as of September 16, 2010, between the Company and the Trustee (as so supplemented, the “Indenture”), which are filed as exhibits to the Registration Statement.

In that connection, we have reviewed originals or copies of the following documents:

(a)           The Indenture.

(b)           The Notes.

(c)           The Registration Statement.

(d)           The Base Prospectus.

(e)           The Preliminary Prospectus.

(f)            The Pricing Term Sheet.

(g)           The Final Prospectus.

(h)           The amended certificate of incorporation of the Company, as amended through July 19, 2006 and amended by-laws of the Company, as amended through October 24, 2002.

(i)            Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)           That the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

(f)            That:

(i)            The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           The Company has power and authority (corporate or otherwise) to execute, deliver and perform the Indenture and the Notes.

(iii)          The execution, delivery and performance by the Company of the Indenture and the Notes has been duly authorized by all necessary action (corporate or otherwise) and do not:

(A)          contravene its certificate or articles of incorporation, bylaws or other organizational documents;

(B)           violate any law, rule or regulation applicable to it; or

(C)           result in any conflict with or breach of any agreement or document binding on it.

(iv)          No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture and the issuance of the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture or the Notes or the transactions governed by the Indenture or the Notes, and for purposes of assumption paragraph (f) above, the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Indenture or the Notes or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.  The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.  The Notes, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for as provided in the Underwriting Agreement, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)           Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to your Current Report on Form 8-K, dated September 16, 2010.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

LSN/DNR/JMMS/RSB

RSW